EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY


         Name                                             State of Incorporation

F.I.M.T.E.  Supply , Inc.                                        Florida

The Corporate Body, Inc.                                         Florida

Health Wellness Nationwide Corp.                                 Florida

Medical Service Consultants, Inc.                                Florida

Managenet, Inc.                                                  Florida

KBM Consultants, Inc.                                            Florida

Diagnostic Services, Inc.                                        Florida